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                                                                    EXHIBIT 23.1

                                   [LETTERHEAD]

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement related to Peoples Energy Corporation's (the "Company's") Directors Deferred Compensation Plan of our report, dated November 1, 1995, included in the Company's annual report on Form 10-K for the year ended September 30, 1995, and to all references to our firm included in this Registration Statement and the prospectus referred to in this Registration Statement.

                                  /S/  ARTHUR ANDERSEN LLP





Chicago, Illinois,
December 9, 1996